Exhibit 107

Calculation of Filing Fee Table

FORM S-8

Registration Statement Under the Securities Act of 1933

(Form Type)

Good Gaming, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Equity	Common Stock	Rule 457(c) Rule 457(h)	30,000,000	$0.045	$1,350,000	0.0000927	$125.15
Total Offering Amounts						$1,350,000		$125.15
Total Fees Previously Paid
Total Fee Offsets
Net Fee Due								$125.15

(1)	Represents Common Stock, $0.001 par value (the “Common Stock”) issuable under the 2022 Stock Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act on the basis of the last reported sale price of a share of common stock, par value $0.001 per share on the OTC Markets on May 31, 2022, which date is within five business days prior to filing this Registration Statement.